EXHIBIT 99.1

NEWS RELEASE

Contact:	Justin Coe	Allison Beach	Joseph Calabrese
	Chief Accounting Officer	Media Contact	Financial Relations Board
	972-778-9795	abeach@ashfordinc.com	212-827-3772

BRAEMAR HOTELS & RESORTS EXTENDS RITZ-CARLTON LAKE TAHOE MORTGAGE LOAN

DALLAS, June 29, 2026 – Braemar Hotels & Resorts Inc. (NYSE: BHR) (“Braemar” or the “Company”) announced today that it has extended its $43.4 million mortgage loan secured by the 170-room Ritz-Carlton Lake Tahoe. The loan had an initial maturity date of July 15, 2026 and now has a maturity date of October 15, 2026. The extended loan is priced at SOFR + 325 basis points. A further three-month maturity extension is also available at the Company’s discretion on the same terms.
“We are pleased to announce the extension of this mortgage loan, which addresses our only remaining 2026 maturity,” said Richard Stockton, President and Chief Executive Officer. “When we ultimately refinance this loan later this year, the Company will have no other final maturities until 2028. Debt financing markets continue to remain constructive, and we are hopeful that these financing terms can be improved even further.”
About Braemar Hotels & Resorts
Braemar Hotels & Resorts Inc. (NYSE: BHR) is a real estate investment trust (REIT) focused on the high-growth luxury hotel and resort sector. The Company targets high-performance luxury urban and resort properties. Its industry-leading portfolio features luxury properties across the United States and the U.S. territories in the Caribbean. Braemar leverages deep industry expertise and disciplined asset management to drive outsized performance.

Forward-Looking Statements
Certain statements and assumptions in this press release contain or are based upon "forward-looking" information and are being made pursuant to the safe harbor provisions of the federal securities regulations. Forward-looking statements are generally identifiable by use of forward-looking terminology such as "may," "will," "should," "potential," "intend," "expect," "anticipate," "estimate," "approximately," "believe," "could," "project," "predict," or other similar words or expressions. Additionally, statements regarding the following subjects are forward-looking by their nature: our business and investment strategy; anticipated or expected purchases, sales or dispositions of assets; our projected operating results; completion of any pending transactions; our ability to restructure existing property-level indebtedness; our ability to secure additional financing to enable us to operate our business; our understanding of our competition; projected capital expenditures; and the impact of technology on our operations and business. Such forward-looking statements are based on our beliefs, assumptions, and expectations of our future performance taking into account all information currently known to us. These beliefs, assumptions, and expectations can change as a result of many potential events or factors, not all of which are known to us. If a change occurs, our business, financial condition, liquidity, results of operations, plans, and other objectives may vary materially from those expressed in our forward-looking statements. You should carefully consider this risk when you make an investment decision concerning our securities. These and other risk factors are more fully discussed in the Company's filings with the SEC.
The forward-looking statements included in this press release are only made as of the date of this press release. Investors should not place undue reliance on these forward-looking statements. We will not publicly update or revise any forward-looking statements, whether as a result of new information, future events or circumstances, changes in expectations or otherwise except to the extent required by law.